Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Apollo S3 Private Markets Fund

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire on September 14, 2026 and this Letter of Transmittal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on September 14, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Apollo S3 Private Markets Fund, a non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 14, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), September 14, 2026

ALL PAGES OF THIS LETTER OF TRANSMITTAL INCLUDING PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND RECEIVED IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE EMAIL, FAX, OR MAIL TO THE FUND’S TRANSFER AGENT AT:

Regular Mail	Fax: 833-864-1277

SS&C GIDS, Inc.

ATTN: Apollo S3 Private Markets Fund

PO Box 219536

Kansas City, MO 64121-9536

Overnight Mail

Apollo S3 Private Markets Fund

C/O SS&C GIDS, Inc.

801 Pennsylvania Ave, Suite 219536

Kansas City, MO 64105-1307

Email: apollopmai@sscinc.com FOR ADDITIONAL INFORMATION CALL: 888-926-2688

PART 1 – NAME (AS IT APPEARS ON YOUR APOLLO S3 PRIVATE MARKETS FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:
Apollo Account #:
Account Name/Registration:
Share Class:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

*	Please check the following box if the repurchase request arises from the death, divorce or qualified disability of the shareholder:

☐	Repurchase is being made due to death, divorce or qualified disability of the shareholder (please include all supporting documents to evidence the event)

☐	Partial Repurchase* (please only provide a number of Shares, not a dollar amount): Shares

*	Please check the following box if the repurchase request arises from the death, divorce or qualified disability of the shareholder:

☐	Repurchase is being made due to death, divorce or qualified disability of the shareholder (please include all supporting documents to evidence the event)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund will redeem your shares in full.

APOLLO S3 PRIVATE MARKETS FUND ACCOUNT #: (Should be the same as PART 1)

PART 3 – PAYMENT

Payments will be directed to the instructions on your account. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

In the case of custodial held accounts, the custodian must approve and sign this repurchase request for it to be considered in good order. Accordingly, if applicable, please allow for additional processing and review time by your custodian in order to process your request, as this Letter of Transmittal must ultimately be received by the Fund’s Transfer Agent no later than 11:59 p.m. (Eastern Time) on the Expiration Date.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Custodian	Date